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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------


                                   FORM 8-K/A


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

      DATE OF REPORT (Date of earliest event reported): September 8, 1999



                    CHARLES E. SMITH RESIDENTIAL REALTY L.P.
            (Exact name of registrant as specified in its charter)



             Commission File Number: 1934 Act File Number: 0-25968



                Delaware                             54-1681657
    (State of other jurisdiction of               (I.R.S. Employer
     incorporation or organization)             Identification No.)

             2345 Crystal Drive                        22202
              Crystal City, VA                       (Zip Code)
            (Address of principal
              executive offices)



       Registrant's telephone number including area code: (703) 920-8500
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Item 2.   Property Acquisitions
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     On November 5, 1999, Charles E. Smith Residential Realty L.P. ("the
Operating Partnership"), of which Charles E. Smith Residential Realty, Inc. ("the Company") is the sole general partner, closed the acquisition of Forte Towers ("Forte"), a five-building high-rise apartment property located in the South Beach section of Miami Beach, Florida. Forte is a 1,339-unit property with 552 garage spaces and additional open surface parking. The capitalized cost of $85 million consisted of 694,586 shares of common stock of the Company valued at $23.6 million, assumed mortgage debt of $34.3 million, and cash funded primarily through the sale of convertible preferred units.



Item 7.   Financial Statements and Pro Forma Financial Information
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(A)  Pro Forma and historical financial information for Forte Towers will be filed within 60 days of the due date of this report on Form 8-K/A.
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                                   SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on this 19/th/ day of November 1999.


                    CHARLES E. SMITH RESIDENTIAL REALTY L.P.

                                  By: Charles E. Smith Residential Realty, Inc.,
                                      its General Partner

                                  By: /s/  W.D. Minami
                                      ------------------------------------------
                                      W.D. Minami
                                      Senior Vice President and Chief Financial
                                      Officer of Charles E. Smith Residential
                                      Realty, Inc. (on behalf of the Registrant
                                      and as Principal Financial Officer)



                                      /s/ Steven E. Gulley
                                      ------------------------------------------
                                      Steven E. Gulley
                                      Chief Accounting Officer of Charles E.
                                      Smith Residential Realty, Inc.